UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 7, 2017

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations

On August 7, 2017, the board of directors of Pershing Gold Corporation (the “Company”) revised the date of the Company's 2017 annual meeting of stockholders to December 8, 2017 (the “Annual Meeting”) and established the close of business on October 12, 2017 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting.

Since the date of the Annual Meeting has been changed by more than 30 calendar days from the anniversary date of the 2016 annual meeting of stockholders, the Company has undertaken, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide shareholders with an updated deadline for submitting any qualified stockholder proposal or qualified stockholder nominations.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be received by the Company at its principal executive offices at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, Colorado, and directed to the attention of the Corporate Secretary, by September 1, 2017 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the Securities and Exchange Commission. Any such notice received after the close of business on September 1, 2017 will be considered untimely and not properly brought before the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller